SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                            FORM 8-K/A

                        AMENDMENT NO. 1 TO
                          CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  February 21, 1995


                      X-RITE, INCORPORATED
      (Exact name of registrant as specified in its charter)



                             Michigan
          (State or other jurisdiction of incorporation)





             0-14800                                         38-1737300
(Commission File Number)                (IRS Employer Identification No.)



        3100 44th Street, S.W., Grandville, Michigan 49418
      (Address and Zip Code of Principal Executive Offices)



                          (616) 534-7663
       (Registrant's Telephone Number, Including Area Code)
















     The undersigned registrant hereby amends the following items, financial statements, exhibits or other current portions of its Current Report on Form 8-K related to the events occurring on February 21, 1995, as set forth in the pages attached hereto.

Item 7. Financial Statements, Pro Forma Condensed Consolidated Financial Statements and Exhibits

          (a)  Financial statements of the business acquired:






                         LABSPHERE, INC.


                       FINANCIAL STATEMENTS
                 AS OF DECEMBER 31, 1994 AND 1993
                  TOGETHER WITH AUDITORS' REPORT













































             Report of Independent Public Accountants


To X-Rite, Incorporated:


We have audited the accompanying balance sheet of Labsphere, Inc. (a new Hampshire corporation) as of December 31, 1994, and the related statements of income, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the company's management.
Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of Labsphere, Inc. as of December 31, 1993 were audited by other auditors whose report, dated
February 14, 1994, expressed an unqualified opinion on those statements.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Labsphere, Inc. as of December 31, 1994, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.


                         /s/  Arthur Andersen LLP




Grand Rapids, Michigan
January 26, 1995                   Independent Auditors' Report


To the Stockholders and Directors
Labsphere, Inc.
North Sutton, New Hampshire


We have audited the accompanying balance sheet of Labsphere, Inc. as of December 31, 1993, and the related statements of income and retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Labsphere, Inc. as of December 31, 1993, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


                         /s/  John W. Pierzchala & Associates



February 14, 1994



                             Labsphere, inc.

           Balance Sheets - December 31, 1994 and 1993


                           Assets                   1994             1993

Current Assets:

 Cash and cash equivalents                    $    5,333          $       9,011

 Accounts receivable net of allowance of
 $13,000 in 1994 and $0 in 1993                1,867,609              1,586,408

 Inventories                                     984,237                532,369

 Prepaid expenses                                105,255                146,342

 Prepaid income taxes                             21,600                  5,048


          Total current assets                $2,984,034             $2,279,178




Property, Plant and Equipment, net            $2,135,837             $1,996,985




Other Assets:
   Patents and other intangibles, net
   of amortization of $6,717 and $18,811
   in 1994 and 1993, respectively         $      136,229             $  114,565


        Total assets                      $    5,256,100             $4,390,728







                     Liabilities and Shareholders' Equity

                                               1994              1993

Current Liabilities

 Note payable to bank                   $    325,000             $      410,000


 Current maturities of long-term debt        195,587                    181,829
 Current maturities of capital lease
 obligation                                   47,508                     47,700

 Accounts payable                            641,810                    383,853

 Accrued expenses                             78,662                     27,115

 Accrued payroll                             105,077                     22,456

 Income taxes payable                         50,644                    134,835

       Total current liabilities         $ 1,444,308               $  1,207,788



Long-Term Debt, net of current
 maturities                              $ 1,739,031               $  1,421,548


Long-Term Debt to Shareholders           $   360,000               $    360,000


Capital Lease Obligation, net of current
maturities                               $    79,110               $     52,445


Deferred Income Taxes                    $    59,000               $     51,559




Commitments (Note 9)

Shareholders' Equity
   Common stock, $.01 par value-
      Authorized-1,500,000 shares
      Issued and outstanding-
      1,225,000 shares                       12,250                      12,250

 Additional paid-in capital                 337,157                     337,157


 Retained earnings                        1,225,244                  $  947,981


          Total shareholders' equity    $ 1,574,651                 $ 1,297,388


          Total liabilities and
          shareholders' equity          $ 5,256,100                 $ 4,390,728

The accompanying notes are an integral part of these financial statements.




                                  LABSPHERE, INC.

                       Statements of Income
          For the Years Ended December 31, 1994 and 1993



                                               1994                1993
NET SALES                                      $6,943,502          $6,029,932

Cost of Sales                                   2,760,561           2,486,283

     Gross margin                               4,182,941           3,543,649

Operating Expenses:
  Selling                                       1,345,600           1,022,663
  General and administrative                    1,154,912             963,821
  Research and development                        958,625             696,441

                                                3,459,137           2,682,925

     Operating income                             723,804             860,724

Interest Expense                                  253,541             232,573

     Income before provision for income taxes     470,263             628,151

Provision For Income Taxes                        193,000             215,934

     Income before cumulative effect of
     adopting SFAS No. 109                        277,263             412,217

Cumulative Effect of Adopting SFAS No. 109              -              14,981

     Net income                                 $ 277,263          $  427,198



The accompanying notes are an integral part of these financial statements.























                                  LABSPHERE, INC.

                Statements of Shareholders' Equity
          For the Years Ended December 31, 1994 and 1993


                                             Additional                  Total
                        Common Stock        Paid-in   Retained     Shareholders'
                      Shares     Amount    Capital     Earnings         Equity
Balance,
  December 31, 1992  1,225,000  $12,250    $337,157  $  555,283      $  904,690

  Net income                 -        -           -     427,198         427,198

  Dividends paid             -        -           -     (34,500)        (34,500)

Balance,
  December 31, 1993  1,225,000   12,250     337,157     947,981        1,297,388

  Net income                 -        -           -     277,263         277,263

Balance,
  December 31, 1994  1,225,000  $12,250    $337,157   $1,225,244     $1,574,651


The accompanying notes are an integral part of these financial statements.

                             LABSPHERE, INC.

                     Statements of CASH FLOWS
          For the Years Ended December 31, 1994 and 1993


                                                  1994             1993
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                  $     277,263       $   427,198
   Adjustments to reconcile net income
    to net cash provided by operating
    activities-
      Depreciation and amortization                  246,985           226,806
      Deferred income taxes                          (16,000)           26,799
      Provision for doubtful accounts                118,864             2,388
      Changes in assets and liabilities-
       Increase in accounts receivable              (400,065)         (261,083)
         Increase in inventories                    (451,868)          (39,499)
         Decrease (increase) in prepaid expenses      41,087           (33,516)
         Increase in prepaid income taxes            (16,552)           -
         Increase (decrease) in accounts
          payable and accrued expenses               392,125          (123,247)
         (Decrease) increase in income taxes
          payable                                    (60,730)           41,135

     Net cash provided by operating activities        131,109          266,981

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment               (384,431)         (133,219)
   Expenditures for intangible assets                (23,070)          (21,633)

     Net cash used in investing activities          (407,501)         (154,852)

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net (repayments) borrowing under
    line-of-credit agreement                         (85,000)          160,000
   Principal payments on long-term debt             (392,313)         (178,347)
   Borrowings of long-term debt                      807,143           -
   Principal payments on capital lease obligation    (57,116)          (61,952)
   Dividends paid                                           -          (34,500)

     Net cash (used in) provided by financing
      activities                                     272,714          (114,799)

NET DECREASE IN CASH AND CASH EQUIVALENTS             (3,678)           (2,670)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR            9,011           11,681

CASH AND CASH EQUIVALENTS, END OF YEAR         $        5,333        $   9,011

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid for-
      Taxes                                     $     291,330       $   94,868
      Interest                                        241,673          232,125

SUPPLEMENTAL SCHEDULE OF NONCASH TRANSACTIONS:
   Equipment acquired under capital lease       $      83,589       $   63,822
   Increase in capital lease obligation              (83,589)          (63,822)



The accompanying notes are an integral part of these financial statements.


                         LABSPHERE, INC.

                  NOTES TO FINANCIAL STATEMENTS
                        December 31, 1994

(1)  OPERATIONS

     Labsphere, Inc. (the Company), manufactures integrating spheres and related instrumentation and components. The Company is 90% owned by Granitech, Inc., a holding company, whose principal asset is its investment in the Company.

(2)  SIGNIFICANT ACCOUNTING POLICIES

     (a)  Cash Equivalents

               The Company classifies all highly liquid investments with original maturities of three months as cash and cash equivalents.

     (b)  Inventories

               Inventories are valued at the lower of cost (first-in, first-out) or market and consist of the following at December 31, 1994 and 1993;

                                                     1994            1993

                         Raw materials             $  627,190   $    20,290
                         Work-in-process               97,802        51,832
                         Finished goods               259,245       160,247

                                                   $  984,237   $   532,369

               Work-in-process and finished goods inventories consist of materials, labor and manufacturing overhead.

     (c)  Property, Plant and Equipment

               Property, plant and equipment are recorded at cost. Equipment under capital lease is recorded at the lower of fair market value or net present value of lease payments.


                         LABSPHERE, INC.

                  NOTES TO FINANCIAL STATEMENTS
                        December 31, 1994

                           (Continued)

(2)  SIGNIFICANT ACCOUNTING POLICIES (Continued)

     (c)  Property, Plant and Equipment (Continued)

               Property, plant and equipment consisted of the following at December 31:

                                                       1994           1993
                    Land and land improvements     $   120,002    $   106,386
                    Building                         1,813,865      1,713,891
                    Machinery and equipment            920,928        752,170
                    Equipment under capital lease      349,553        287,590
                    Office furniture and equipment     160,569        142,615
                    Vehicle                             12,940         12,940

                                                     3,377,857      3,015,592
                    Less - Accumulated depreciation and
                    amortization                     1,242,020      1,018,607

                                                   $ 2,135,837    $ 1,996,985

               Depreciation and amortization
               expense amounted to $246,985 and
               $226,806 in 1994 and 1993, respectively.

     (d)  Other Assets

               At December 31, other assets consisted of the following:

                                                        1994           1993

                    Patens pending                $  96,285        $    76,188
                    Patents                          14,462             14,462
                    Loan origination fees            11,063             11,063
                    Long-term deposits               12,423             10,081
                    Other                             8,713             21,585

                                                    142,946            133,379

                    Less - Accumulated amortization   6,717             18,814

                                                   $ 136,229          $ 114,565


                         LABSPHERE, INC.

                  NOTES TO FINANCIAL STATEMENTS
                        December 31, 1994

                           (Continued)

(2)  SIGNIFICANT ACCOUNTING POLICIES (Continued)

     (d)  Other Assets (Continued)

               The patents are being amortized over their estimated useful lives of seven years. Loan origination fees are amortized over the life of the loan of 20 years.

               Amortization expense for 1994 and 1993 amounted to $1,407 and $1,404, respectively.

     (e)  Revenue Recognition

               The Company recognizes revenue upon shipment of products. The Company provides for estimated warranty costs at the time of shipment.

     (f)  Postretirement and Post-employment Benefits

               The Company has no obligation for postretirement or post-employment benefits.

     (g)  Concentration of Credit Risk

               Statement of Financial Accounting Standards (SFAS) No. 105, Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentration of Credit Risk, requires disclosure of any significant off-balance-sheet and credit risk concentrations. The Company has no significant off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements. The
               Company's accounts receivable credit risk is not concentrated within any geographic area, and in 1994, no single customer accounts for greater than 10% of revenues or represents a significant credit risk to the Company. In 1993, two customers accounted for 24% of total revenues.

     (h)  Derivative Financial Instruments

               The Company does not hold or issue any Derivative Financial Instruments as defined by SFAS No. 119, Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments.

     (i)  Reclassifications

               Certain amounts in prior year financial statements have been reclassified to conform with the current year's presentation.







                           LABSPHERE, INC.

                  NOTES TO FINANCIAL STATEMENTS
                        December 31, 1994

                           (Continued)

(3)  LONG-TERM DEBT

     Long-term debt, in accordance with SFAS No. 107, Disclosure about Fair
     Value of Financial Instruments, is stated at cost, which approximates its fair market value at December 31, 1994. Long-term debt consisted of the following at December 31:


                                                             1994       1993
     Mortgage payable to a bank, with interest
     at prime (8.5% at December 31, 1994)
     plus 1.5%, monthly payments of $6,536
     principal and interest, due April 2010,
     secured by first mortgage on land and
     building and guarantee of majority
     stockholder                                        $    685,493   $705,957

     Mortgage payable to a bank (SBA guaranteed),
     interest at 12.488% per annum, semiannual
     payments of $10,931 principal and interest,
     due November 1999, secured by second mortgage
     on land and building and the guarantee of
     shareholders                                             78,820     89,971

     Mortgage payable to a bank (SBA guaranteed),
     interest at 9.581% per annum, monthly payments
     of $4,695 principal and interest, through
     March 2010, secured by third mortgage on land and
     building and the guarantee of shareholders.
     The note is subject to a prepayment penalty
     prior to March 1, 2000                                 449,757     462,348

     Term note payable to a bank, repaid in 1994                  -     339,837

     Term note payable to a bank, interest at 8.95%,
     monthly payments of $16,788 principal and
     interest, due April 6, 1999, secured by
     essentially all assets of the Company                  719,582            -

     Note payable to a bank, interest at 11.5% per
     annum, monthly payments of $327 principal and
     interest, due April 1995, secured by a specific
     vehicle                                                    966       4,555

     Other installment notes                                      -         709

                                                          1,934,618   1,603,377

     Less - Current maturities                              195,587     181,829

                                                         $1,739,031  $1,421,548






                           LABSPHERE, INC.

                    NOTES TO FINANCIAL STATEMENTS
                          December 31, 1994

                             (Continued)

(3)  LONG-TERM DEBT (Continued)

     Maturities of long-term debt are as follows:

                    1995                $    195,594
                    1996                     208,990
                    1997                     229,431
                    1998                     251,892
                    1999                     131,635
                    Thereafter               917,076

                                        $  1,934,618

     The bank loan agreements restrict stock transactions and payment of dividends, and limit future borrowings and capital expenditures. It also requires that certain debt to equity and current ratios be maintained. The Company obtained a waiver for certain covenants not met in 1994.

(4)  NOTE PAYABLE TO BANK

     The Company has a $500,000 working capital line of credit with a bank which expires on April 1, 1995. There was $325,000 outstanding at December 31, 1994. The available borrowing base under the line is the lesser of $500,000 or the sum of 75% of eligible accounts receivable, 50% of eligible inventory, 50% of eligible net book value of equipment and 50% of non-letter of credit-backed foreign accounts receivable, all as defined.
     At December 31, 1994, the available borrowing base was $500,000.
     Borrowings are secured by substantially all assets of the Company. The line bears interest at the prime rare (8.5% at December 31, 1994) plus 1.25%, and is payable monthly. The line is guaranteed by a company which is the Company's majority stockholder. The Company is also required to comply with certain financial covenants. At December 31, 1994, the Company was in compliance with its covenants or a waiver had been obtained from the bank.

(5)  NOTES PAYABLES TO SHAREHOLDERS

     The Company has $360,000 in demand notes payable to its shareholders. These notes are unsecured, accrue interest at 12% and are payable monthly. These notes are subordinated to substantially all long-term debt.













                            LABSPHERE, INC.

                    NOTES TO FINANCIAL STATEMENTS
                          December 31, 1994

                             (Continued)

(6)  INCOME TAXES

     Effective January 1, 1993, the Company adopted Statement of Financial
     Accounting Standards (SFAS) No. 109, Accounting for Income Taxes. The cumulative effect of the change on operating income and net income for 1993 was $14,981. The components of the deferred income taxes consist of temporary differences between the financial reporting basis and tax basis of assets and liabilities.

     The provision for income taxes consists of the following:

                                                       1994         1993
            Current-
                  Federal                            $  171,000     $   154,616
                  State                                  38,000          34,519

                                                        209,000         189,135

               Deferred-
                  Federal                               (13,000)         24,138
                  State                                  (3,000)          2,661

                                                        (16,000)         26,799

                    Provision for income taxes       $  193,000      $  215,934

  The approximate tax effect of each temporary difference is as follows:

                                                      1994            1993
               Current deferred taxes assets-
                  Accounts receivable reserve        $   5,000    $           -
                  Inventory related                     11,000                -
                  Other nondeductible accruals           5,600            5,048

                                                     $  21,600     $      5,048

               Noncurrent deferred tax liability-
                  Depreciation                       $  59,000     $     51,559

















                          LABSPHERE, INC.

                    NOTES TO FINANCIAL STATEMENTS
                         December 31, 1994

                             (Continued)

(6)  INCOME TAXES (Continued)

     The effective income tax rate varies from the amount computed using the statutory U.S. income tax rate as follows:

                                                       1994           1993

               Federal statutory rate                   34.0%         34.0%
               Research and development tax credit         -          (5.7)
               State income taxes, net of federal
                  income tax benefit                     4.6           4.6
               Other                                     2.4           (.9)

                                                        41.0%         32.0%

(7)  CAPITAL LEASE OBLIGATION

     The Company leases equipment under leases that meet the criteria of capital leases under SFAS No. 13.

     Future minimum lease payments as of December 31, are as follows:

                                      1995                           $   61,463
                                      1996                               44,993
                                      1997                               25,612
                                      1998                               17,733
                                      1999                                4,674

                                                                        154,475

               Less - Amounts representing interest                      27,857

               Present value of minimum lease payments                  126,618

               Less - Current maturities                                 47,508

                                                                    $    79,110






















                                LABSPHERE, INC.

                    NOTES TO FINANCIAL STATEMENTS
                          December 31, 1994

                             (Continued)

(8)  CAPITAL STOCK

     (a)  Stock Split

               In April 1993, the Company amended its Articles of Incorporation, increasing its authorized number of shares from 15,000 to 1,500,000 shares and reducing the par value from $1 to $.01 to facilitate a 100-for-1 common stock split. The accompanying financial statements have been retroactively adjusted to reflect the stock split.

     (b)  Incentive Stock Option Plan

               In 1993, the Company adopted the 1993 Incentive Stock Option Plan
               (the Plan). The Plan authorizes the grant of incentive stock options to key employees for the purchase of common stock at a price not less than the fair market value at the date of grant.
               The Plan also allows for the grant of up to 75,000 shares of the Company's common stock. The options generally vest over a four-year period and expire no more than 10 years from the date of grant. At December 31, 1994, the Company had 10,000 options available for future grant.

               A summary of stock option activity for the two-year period ended
               December 31, 1994 is as follows:

                                                         Number of    Options
                                                         Shares       Price
                                                                      per Share

                    Outstanding, January 1, 1993                 -     $      -
                       Granted                              10,000         5.00

                    Outstanding, December 31, 1993          10,000         5.00
                       Granted                              55,000         5.00
                       Exercised                                 -            -
                       Terminated                                -            -

                    Outstanding, December 31, 1994          65,000      $  5.00

                    Exercisable, December 31, 1994          18,750      $  5.00








                              LABSPHERE, INC.

                    NOTES TO FINANCIAL STATEMENTS
                          December 31, 1994

                             (Continued)

(9)  FOREIGN SALES

     Unites States and international sales as a percentage of total revenues are as follows:

                                         1994          1993


                    United States        70%           69%
                    Europe               22            21
                    Asia                  5             8
                    Other                 3             2

                                        100%          100%

(10) RELATED PARTY TRANSACTIONS

     The Company engaged the services of an advertising/marketing agency previously owned by a shareholder's spouse. During 1993, services provided by this advertising/marketing agency approximated $159,000.

(11) PROFIT SHARING PLAN

     The Company has a profit sharing plan that covers substantially all of its employees after minimum service requirements have been met.

     The Plan provides for elective employee salary reductions of 1% to 15% of gross wages. The Company matches 50% of the employee's salary reduction from 1% to 7% of base pay only. Contributions of approximately $63,000 and $54,000 were made in 1994 and 1993, respectively. Employer contributions vest at 20% per year of service, commencing after three years of service and are fully vested after seven years of service.
     The Company may also elect to make a discretionary contribution. No such election was made for 1994 or 1993.

(12) SUBSEQUENT EVENT

     On October 27, 1994, the Company signed a letter of intent to be acquired by X-Rite, Incorporated for $11,500,000 in cash for all outstanding shares of common stock and the retirement of all outstanding options. Approximately $1,150,000 will be held in escrow for a period of six months as security for future contingencies or breaches of representations and warranties.





     (b)  Pro Forma Condensed Consolidated Financial Information.

The following pro forma condensed consolidated balance sheet as of December 31, 1994, and the pro forma condensed consolidated statement of income for the year ended December 31, 1994, give effect to the acquisition of 100% of the outstanding shares of Labsphere, Inc. ("Labsphere") by X-Rite, Incorporated (the "Company"). The pro forma information is based on the historical financial statements of Labsphere, Inc. and X-Rite, Incorporated, giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments in the accompanying notes to the pro forma condensed consolidated financial information.

  The pro forma condensed consolidated financial information has been prepared by the Company's management based upon the financial statements of Labsphere included elsewhere herein. This pro forma information may not be indicative of the results that actually would have occurred if the combination had been in effect on the dates indicated or which may be obtained in the future. The pro forma information should be read in conjunction with the audited financial statements and notes thereto of Labsphere, Inc. contained elsewhere herein and the consolidated financial statements and notes thereto of X-Rite, Incorporated included in the Company's Annual Report on Form 10-K for the year ended December 31, 1994.


           Pro Forma Condensed Consolidated Balance Sheets
                       As of December 31, 1994

                             (Unaudited)


                               Historical
                       X-Rite,         Labsphere     Pro Forma     Pro Forma
ASSETS                 Incorporated    Inc.          Adjustments   Consolidated

CURRENT ASSETS:

 Cash and short-term
  investments            14,933,000        5,000     (13,200,000) (A)  1,738,000

 Accounts receivable     10,211,000    1,868,000               -      12,079,000

 Inventories             12,858,000      984,000               -      13,842,000

 Prepaids and other       1,419,000      127,000               -       1,546,000


                         39,421,000    2,984,000     (13,200,000)     29,205,000


PLANT AND EQUIPMENT,
 net                     11,701,000    2,136,000         200,000  (B) 14,037,000

GOODWILL                                               9,225,000  (C)  9,225,000

OTHER ASSETS              3,436,000      136,000         500,000  (B)  4,072,000


                       $ 54,558,000   $5,256,000     $(3,275,000)    $56,539,000


     LIABILITIES AND
SHAREHOLDERS' INVESTMENT


CURRENT LIABILITIES:

   Note payable        $          -   $  325,000                -        325,000

   Current portion of
    long-term debt                -      243,000          (89,000) (A)   154,000

   Accounts payable       1,419,000      642,000                -      2,061,000

   Accrued liabilities    1,429,000      234,000                -      1,663,000


                          2,848,000    1,444,000          (89,000)     4,203,000


LONG-TERM DEBT, net
 of current portion               -    1,818,000       (1,251,000) (A)   567,000

LONG-TERM DEBT TO
 SHAREHOLDERS                     -      360,000         (360,000) (A)         -

DEFERRED TAXES              578,000       59,000                 -       637,000

SHAREHOLDERS'
 INVESTMENT              51,132,000    1,575,000      (1,575,000) (B) 51,132,000

                       $ 54,558,000  $ 5,256,000     $(3,275,000)   $ 56,539,000



See accompanying note to unaudited pro forma condensed consolidated financial information.



                   Pro Forma Condensed Consolidated Statements of Income
                     For the Year Ended December 31, 1994

                                  (Unaudited)


                              Historical
                        X-Rite,      Labsphere,     Pro Forma     Pro Forma
                        Incorporated Inc.           Adjustments   Consolidated

NET SALES               59,475,000   6,944,000                 -     66,419,000

COST OF SALES           18,000,000   2,761,000                 -     20,761,000

SELLING, GENERAL
 AND ADMINISTRATIVE     23,677,000   3,459,000           655,000 (C) 27,791,000

   Operating income     17,798,000     724,000          (655,000)    17,867,000



INTEREST (INCOME)
 EXPENSE                  (590,000)    254,000           333,000 (D)     (3,000)

   Income before
    income taxes        18,388,000     470,000          (988,000)    17,870,000


PROVISION FOR INCOME
 TAXES                   5,742,000     193,000            (3,000) (E) 5,932,000


   Net income          $12,646,000    $277,000         $(985,000)   $11,938,000


   Net income per share     $0.60                                         $0.57

   Weighted average
    shares outstanding 21,078,054                                    21,078,054



See accompanying note to unaudited pro forma condensed consolidated financial information.



Note to Pro Forma Condensed Consolidated Financial Information


Note 1 - Pro Forma Adjustments

The following adjustments have been made to reflect the pro forma effect of the Company's acquisition of Labsphere as if the acquisition was consummated as of December 31, 1994 (pro forma condensed consolidated balance sheet) and January 1, 1994 (pro forma condensed consolidated statements of income):

(A) Reflects payment by the Company of $11,500,000 to purchase 100% of the outstanding shares of Labsphere Common Stock from the stockholders, and decrease Labsphere's outstanding indebtedness by $1,700,000.

(B) Under purchase accounting, Labsphere's assets and liabilities are required to be adjusted to their estimated fair values. The estimated fair value adjustments are based upon management's estimates and available information in Labsphere's financial statements included elsewhere herein. These values are subject to potential future adjustments for a period of twelve months subsequent to the acquisition date and will be adjusted based upon the results of an independent appraisal to be performed during that time frame. The adjustment made reflects the increase from book value to estimated fair value for Labsphere's land, building and certain patents.

(C) After adjusting all assets and liabilities to their estimated fair values, the remainder of the purchase price not allocated to other categories becomes goodwill, as presented here. It is anticipated that the period over which the Company will recognize the cost of this purchase price in excess of the fair market value of net assets is fifteen years.

(D) Due to the reduction of both indebtedness and investments (see Note (A) above), the related interest expense and income, respectively, would be substantially reduced.

(E) The goodwill amortization is not deductible for federal tax purposes and the interest income that was reduced based on a lower investment level was tax exempt. The combination of these factors is reflected here.

Profitability improvements expected to result from integrating the operations of Labsphere with X-Rite have not been reflected in the pro forma data herein.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized.


                              X-RITE, INCORPORATED


Dated:  May 5, 1995           By: /s/ Duane Kluting
                              Duane Kluting
                              Its Chief Financial Officer